Exhibit 99.1

RCM DIVISION OF QHR TECHNOLOGIES INC.

TABLE OF CONTENTS

JUNE 30, 2015 (UNAUDITED) AND DECEMBER 31, 2014 AND DECEMBER 31, 2013

FINANCIAL STATEMENTS:

1

REPORT OF INDEPENDENT CHARTERED PUBLIC ACCOUNTANTS

To the management of the RCM Division of QHR Technologies Inc.:

We have audited the accompanying financial statements of the RCM Division of QHR Technologies Inc., which comprise the statements of financial position as of December 31, 2014 and 2013, and the related statements of loss and comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the RCM Division of QHR Technologies Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Emphasis of matter

As discussed in Note 3, the financial statements include expense allocations for certain corporate expenses and shared services provided by QHR Technologies Inc. (“QHR”). These allocations may not be reflective of the actual expenses which would have been incurred had the Division operated as a separate entity apart from QHR.

Vancouver, Canada	/s/ Grant Thornton LLP
September 21, 2015	Grant Thornton LLP

2

RCM DIVISION OF QHR TECHNOLOGIES INC.

STATEMENTS OF FINANCIAL POSITION

AS AT JUNE 30, 2015 (UNAUDITED), DECEMBER 31, 2014 AND DECEMBER 31, 2013

		Unaudited
	Notes	June 30, 2015	December 31, 2014	December 31, 2013

ASSETS
Current assets
Cash		$69,895	$127,064	$97,249
Trade and other receivables	4	469,709	615,963	501,777
Prepaid expenses and deposits		33,608	26,319	10,183
Current assets		573,212	769,345	609,209

Due from affiliated companies		-	-	714,973
Property and equipment	5	7,632	89,022	64,609
Deferred income taxes	9	-	863,179	219,882
Goodwill	6	-	1,374,761	1,302,401
Intangible assets	7	-	1,246,432	1,487,229
Total assets		$580,844	$4,342,740	$4,398,303

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	4	$393,850	$462,510	$279,722
Current liabilities		393,850	462,510	279,722

Due to affiliated companies		3,480,372	2,092,810	-
Deferred revenue		126,437	120,535	117,954
Total liabilities		4,000,659	2,675,855	397,676

EQUITY
Share capital	8	1,355,501	1,355,501	1,355,501
Accumulated other comprehensive income		75,926	142,696	117,222
(Deficit) retained earnings		(4,851,242)	168,688	2,527,904
Total equity		(3,419,815)	1,666,885	4,000,627
Total equity and liabilities		$580,844	$4,342,740	$4,398,303

Subsequent event	14

The accompanying notes are an integral part of these financial statements.

On behalf of Management,

“Jerry Diener”	“Jeff VanDenHeuvel”
Vice-President, CFO	Corporate Controller

3

RCM DIVISION OF QHR TECHNOLOGIES INC.

STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

FOR THE PERIODS ENDED JUNE 30, 2015 (UNAUDITED) AND JUNE 30, 2014 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2013

	Six months ended June 30			12 months ended December 31
		Unaudited	Unaudited
	Notes	2015	2014	2014	2013

REVENUE	11	$1,540,347	$1,463,912	$2,938,294	$2,603,391

OPERATING EXPENSES
Cost of goods sold		260,320	382,566	625,930	648,242
Service costs		950,693	601,039	1,442,777	1,182,777
Research and development		412,928	547,138	1,152,674	940,301
Sales and marketing		581,000	372,589	849,729	357,856
General and administrative		484,770	620,067	1,338,664	1,003,596
		2,689,711	2,523,399	5,409,774	4,132,772

Loss before the following items		(1,149,364)	(1,059,487)	(2,471,480)	(1,529,383)

Amortization of property and equipment	5	11,462	11,304	26,798	18,387
Amortization of intangible assets	7	54,373	154,005	304,599	402,119
Interest expense		5,018	26,902	52,721	57,087
Allocation of corporate expenses		-	47,661	98,702	85,535
(Gain) loss on foreign exchange		(7,077)	3,055	(404)	(4,884)

Loss from operations before taxes and other expenses		(1,213,140)	(1,302,414)	(2,953,896)	(2,087,627)

Impairment of goodwill and intangible assets		(2,612,698)	-	-	(1,215,835)

Loss before taxes		(3,825,838)	(1,302,414)	(2,953,896)	(3,303,462)

Provision for (recovery of) income taxes
Current	9	-	-	-	(2,961)
Deferred	9	1,194,092	(374,712)	(594,680)	(438,046)
		1,194,092	(374,712)	(594,680)	(441,007)

Net Loss		$(5,019,930)	$(927,702)	$(2,359,216)	$(2,862,455)

Other comprehensive (loss) income
Exchange differences on translation of operations in currencies other than Canadian dollars		(66,770)	20,690	25,474	85,717

Total comprehensive loss for the period		$(5,086,700)	$(907,012)	$(2,333,742)	$(2,776,738)

The accompanying notes are an integral part of these financial statements.

4

RCM DIVISION OF QHR TECHNOLOGIES INC.

STATEMENTS OF CHANGES IN EQUITY

FOR THE PERIODS ENDED JUNE 30, 2015 (UNAUDITED) AND JUNE 30, 2014 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2013

	Issued Capital	Accumulated other Comprehensive Income	(Deficit) Retained Earnings	Total Equity
January 1, 2015	$1,355,501	$142,696	$168,688	$1,666,885
Net loss for the period	-	-	(5,019,930)	(5,019,930)
Other comprehensive income	-	(66,770)	-	(66,770)
June 30, 2015	$1,355,501	$75,926	$(4,851,240)	$(3,419,815)

	Issued Capital	Accumulated other Comprehensive Income	Retained Earnings	Total Equity
January 1, 2014	$1,355,501	$117,222	$2,527,904	$4,000,627
Net loss for the period	-	-	(927,702)	(927,702)
Other comprehensive income	-	20,690	-	20,690
June 30, 2014	$1,355,501	$137,912	$1,600,202	$3,093,615

	Issued Capital	Accumulated other Comprehensive Income	Retained Earnings	Total Equity
January 1, 2014	$1,355,501	$117,222	$2,527,904	$4,000,627
Net loss for the period	-	-	(2,359,216)	(2,359,216)
Other comprehensive income	-	25,474	-	25,474
December 31, 2014	$1,355,501	$142,696	$168,688	$1,666,885

	Issued Capital	Accumulated other Comprehensive Income	Retained Earnings	Total Equity
January 1, 2013	$1,355,501	$31,505	$5,390,359	$6,777,365
Net loss for the period	-	-	(2,862,455)	(2,862,455)
Other comprehensive income	-	85,717	-	85,717
December 31, 2013	$1,355,501	$117,222	$2,527,904	$4,000,627

5

RCM DIVISION OF QHR TECHNOLOGIES INC.

STATEMENTS OF CASH FLOWS

FOR THE PERIODS ENDED JUNE 30, 2015 (UNAUDITED) AND JUNE 30, 2014 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2013

	Six months ended June 30		12 months ended December 31
	Unaudited	Unaudited
Period ended	2015	2014	2014	2013

OPERATING ACTIVITIES
Net loss from continuing operations	$(5,019,930)	$(927,702)	$(2,359,216)	$(2,862,455)
Items not affecting cash
Amortization of property and equipment	11,462	11,304	26,798	18,387
Amortization of intangible assets	54,373	154,005	304,599	402,119
Deferred taxes	1,194,092	(374,712)	(594,680)	438,046
Loss on disposal of assets	69,094	-	-	-
Impairment of goodwill and intangibles	2,612,698	-	-	1,215,835

Changes in non-cash operating assets and liabilities
Trade and other receivables	146,254	(271,807)	(114,186)	(179,376)
Prepaid expenses and deposits	(7,289)	(11,775)	(16,136)	6,673
Accounts payable and accrued liabilities	(68,660)	29,857	182,788	(327,694)
Deferred revenue	5,902	14,547	2,581	35,182
Net cash flow used in operating activities	(1,002,004)	(1,376,283)	(2,567,452)	(1,253,283)

INVESTING ACTIVITIES
Purchase of property and equipment	(2,747)	(21,955)	(45,474)	(29,977)
Acquisition of intangible assets	(1,563)	(6,527)	(10,373)	(2,000)
Net cash flow used in investing activities	(4,310)	(28,482)	(55,846)	(31,977)

FINANCING ACTIVITIES
Proceeds from affiliated companies	1,387,562	1,317,996	2,807,783	1,722,346
Repayment of promissory note	-	-	-	(400,000)
Net cash flow provided by financing activities	1,387,562	1,317,996	2,807,783	1,322,346

Effect of exchange rate changes	(438,417)	26,806	(154,670)	(30,359)
(Decrease) increase in cash	(57,169)	(59,963)	29,815	6,727
Cash - beginning of period	127,064	97,249	97,249	90,522
Cash - end of period	$69,895	$37,286	$127,064	$97,249

The accompanying notes are an integral part of these financial statements.

6

RCM DIVISION OF QHR TECHNOLOGIES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIODS ENDED JUNE 30, 2015 (UNAUDITED) AND JUNE 30, 2014 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2013

1.	Nature of Business

The corporate office is located at Suite 300 – 1620 Dickson Avenue, Kelowna, British Columbia, Canada. The division’s principal business consists of the following:

•	revenue cycle management software solutions and transaction processing services to physicians, hospitals, health plans, insurance brokers and state governments to exchange information for health plan enrolment, eligibility and claims

2.	Basis of Preparation and Statement of Compliance

The financial statements for the six months ended June 30, 2015, including comparatives and the years ended December 31, 2014 and December 31, 2013, are expressed in Canadian dollars and have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The financial statements for the six months ended June 30, 2015, including comparatives and the years ended December 31, 2014 and December 31, 2013, have been approved and authorized for issue by management on September 21, 2015.

3.	Significant Accounting Policies

The financial statements have been prepared on the historical cost basis except as explained in the accounting policies set out in note 3. The division’s principal accounting policies are outlined below:

3.1	Basis of Presentation

The financial statements of the RCM division are comprised of Softcare Solutions Inc., (formerly i-Plexus Solutions Inc.) and the divisional financial balances of the legacy Softcare EC Solutions Inc.

The term “Company” or “Division” are used to mean the RCM division where the context of the narrative permits.

3.2	Business Combinations and Goodwill

These statements represent the fair market value of goodwill acquired from the purchase of Open EC Technologies Inc. by the parent company QHR Technologies Inc. on October 24, 2012.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses.

3.3	Significant Management Judgement

The following are significant management judgements in applying the accounting policies of the division that have the most significant effect on recognition and measurement of assets, liabilities, income and expenses:

Allocations from the Parent and Affiliated Entities

Certain general corporate expenses and shared services have been allocated to the Division and are comprised of costs incurred related to: (i) human resources and related insurance; (ii) rent; (iii) information systems and technology; (iv) consulting; (v) and marketing costs. The allocated expenses are mainly comprised of salaries and benefits and other direct costs of the various functions. Allocations to the Company are based primarily on the percentage of total revenue of the division.

7

The expenses allocated are not necessarily indicative of the amounts that would have been incurred had the Company performed these functions as a standalone entity, nor are they indicative of expenses that will be charged or incurred in the future. It is not practical to estimate the amount of expenses and gains and losses that the Company would have incurred for the periods presented had it not been an affiliated entity of the Parent in each of those periods.

Recognition of deferred tax assets

The extent to which deferred tax assets can be recognized is based on an assessment of the probability of the division’s future taxable income against which the deferred tax assets can be utilized. In addition, significant judgement is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

3.4	Estimation Uncertainty

Information about estimates and assumptions that have the most significant effect on the recognition and measurement of assets, liabilities, income and expenses is provided below. Actual results may be substantially different.

Revenue Recognition

Revenue from sales arrangements that include multiple elements are allocated amongst the separately identifiable components based on the selling price of each component included in the contract. In order to allocate total revenue to the individual components, management is required to estimate the fair value of each of those components as well as the average customer relationship period. A change in the estimated fair value of any component and/or the average customer relationship period may impact the value assigned to other components which also impacts the timing of revenue recognition over the term of the sales arrangement.

Selling prices of multi-element sales arrangements

Determining selling prices for multi-element arrangements follows a hierarchy of selling prices. If vendor specific objective evidence and third party evidence of selling price do not exist, then management’s best estimate of selling price for the deliverable is used. This requires significant judgement in determining the selling price based on an understanding of the customer’s use of the related product or service, historical experience and knowledge of the market.

Impairment of long-lived assets

In assessing impairment, management estimates the recoverable amount of each asset or cash generating unit (“CGU”) based on expected future cash flows and uses an interest rate to discount them. Estimation uncertainty relates to assumptions about future operating results and the determination of a suitable discount rate.

Useful lives of depreciable assets

The Company reviews its estimate of the useful lives of depreciable assets at each reporting date, based on the expected utilization of the assets. Uncertainties in these estimates relate to technical obsolescence that may change the utilization of certain software and equipment.

Allowance for doubtful accounts

The Company provides for bad debts by reviewing all specific customer accounts and trends and sets aside a specific amount towards the allowance account based on this analysis. Uncertainty relates to the actual collectability of customer balances that can vary from the division’s estimation.

8

3.5	Cash

Cash consists of highly liquid interest bearing bank accounts and potential term deposits that are readily convertible to known amounts of cash with original terms to maturity of up to three months at the date of purchase. The cash acts as the division’s primary source of cash and fluctuate directly as a result of its cash flows from operating, investing and financing activities.

3.6	Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management provides for bad debts by reviewing all specific customer accounts and trends and sets aside a specific amount towards the allowance account based on this analysis. The amount reserved is based on the division’s historical default experience, direct knowledge of customer credit worthiness, and payment trends. Customer aging is reviewed monthly by management to ensure consistency with best practices. At any time throughout the year, if the Company determines that the financial condition of any of its customers has deteriorated; increases in the allowance may be made.

3.7	Prepaid Expenses and Deposits

Included in short-term prepaid expenses and deposits are prepayments related to materials, insurance premiums and other deposits required in the normal course of business which are less than one year.

3.8	Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and impairment losses. Amortization of property and equipment is recorded on a straight-line basis at the following annual rates, which approximate the useful lives of the assets:

Assets	Period
Furniture and fixtures	10 years
Office equipment	5 years
Computer hardware	3 – 5 years

When significant parts of property and equipment are required to be replaced in intervals, the Company recognizes such parts as individual assets with specific useful lives and depreciation, respectively. When a major inspection is performed, its cost is recognized in the carrying amount of the property and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in the Statement of Earnings and Comprehensive Income as incurred.

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year end, and adjusted prospectively, if applicable. The Company has elected to choose the cost method of accounting for each class of property and equipment as outlined under IAS 16, Property, Plant and Equipment.

3.9	Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is its fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses.

The useful lives of intangible assets are assessed as either finite or indefinite.

9

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the Statement of Earnings and Comprehensive Income.

The assets with indefinite useful lives are not amortized, but are tested for impairment annually at the CGU level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis. Gains or losses arising from disposal of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the Statement of Earnings and Comprehensive Income when the asset is derecognized.

The Company records amortization of intangible assets with finite lives on a straight-line basis at the following annual rates, which approximate the useful lives of the assets:

Assets	Period
Customer relationships	1 – 10 years
Acquired technology	3 – 7 years
Software	3 years

3.10	Impairment of Non-Financial Assets

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount.

The recoverable amount is the higher of an asset’s or CGU’s fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the CGU to which the asset belongs.

An impairment loss is recognized when the carrying amount of an asset, or its CGU, exceeds its recoverable amount. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. Impairment losses are recognized in the Statement of Earnings and Comprehensive Income.

An impairment loss is reversed if there is an indication that an impairment loss recognized in prior periods may no longer exist. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized previously. Such reversal is recognized in the Statement of Earnings and Comprehensive Income. An impairment loss with respect to goodwill is never reversed.

The following criteria are also applied in assessing impairment of specific assets:

Goodwill is tested for impairment annually and when circumstances indicate that the carrying value may be impaired.

10

Impairment is determined for goodwill by assessing the recoverable amount of each CGU or group of CGU’s to which the goodwill relates. Where the recoverable amount of the CGU is less than its carrying amount an impairment loss is recognized to the extent the carrying amount exceeds the recoverable amount. Impairment losses relating to goodwill are not reversed in future periods.

Intangible assets with indefinite lives are tested for impairment annually either individually or at the CGU level, as appropriate, and when circumstances indicate that the carrying value may be impaired.

3.11	Deferred Revenue

Billings that have been paid for by customers but will qualify for recognition within the next year under the division’s policies are reflected as deferred revenue. Amounts billed in advance of providing the related service, where the Company has the contractual right to bill for and collect these amounts are also reflected as deferred revenue. Included in deferred revenue are amounts related to subscription fees with the sale of the division’s products.

3.12	Financial Instruments

Financial assets

Financial assets are classified into one of four categories:

•	financial assets at fair value through profit or loss (“FVTPL”),
•	held-to-maturity investments,
•	loans and receivables, and
•	available for sale financial assets.

The Company determines the classification of its financial assets at initial recognition, depending on the nature and purpose of the financial asset.

All financial assets are recognized initially at fair value plus directly attributable transaction costs except for those carried at fair value through profit or loss which are measured initially at fair value.

The division’s financial assets include cash and trade and other receivables.

The subsequent measurement of financial assets depends on their classification as follows:

i.	Financial assets at FVTPL

Financial assets are classified as FVTPL when the financial asset is held for trading or is designated upon initial recognition as FVTPL. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term, it is part of an identified portfolio of financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking or it is a derivative that is not designated as an effective hedging instrument.

Financial assets classified as FVTPL are carried in the statement of financial position at fair value with changes in fair value recognized in the Statement of Earnings and Comprehensive Income.

The Company has not designated any financial assets as FVTPL.

11

ii.	Held-to-maturity investments

Non-derivative financial assets with fixed or determinable payments and fixed maturities are classified as held-to-maturity when the Company has the positive intention and ability to hold it to maturity. After initial measurement held-to-maturity investments are measured at amortized cost using the effective interest method. The losses arising from impairment are recognized in the Statement of Earnings and Comprehensive Income.

The Company has not designated any financial assets as held-to-maturity investments.

iii.	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such financial assets are subsequently measured at amortized costs using the effective interest method. The impairment loss of receivables is based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified. The losses arising from impairment are recognized in the Statement of Earnings and Comprehensive Income. Interest income is recognized by applying the effective interest method.

The effective interest method calculates the amortized cost of a financial asset and allocates interest income over the corresponding period. The effective interest rate is the rate that discounts estimated future cash receipts over the expected life of the financial asset, or, where appropriate, a shorter period.

The Company has classified cash, trade and other receivables as loans and receivables.

iv.	Available-for-sale financial assets

Non-derivative financial assets are designated as available for sale or that are not classified as (a) loans and receivables, (b) held-to-maturity investments or (c) financial assets at fair value through profit or loss. After initial measurement, available-for-sale financial assets are subsequently measured at fair value with unrealized gains or losses recognized as other comprehensive income in the available for sale reserve until the investment is derecognized, at which time the cumulative gain or loss is recognized in the Statement of Earnings and Comprehensive Income and removed from the available-for-sale reserve.

The Company has not designated any financial assets as available-for-sale assets.

v.	Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at each reporting date. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been impacted.

Objective evidence of impairment could include the following:

•	significant financial difficulty of the issuer or counterparty,
•	default or delinquency in interest or principal payments, or
•	it has become probable that the borrower will enter bankruptcy or financial reorganization.

For financial assets carried at amortized cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate.

12

The carrying amount of all financial assets, excluding receivables, is directly reduced by the impairment loss. The carrying amount of receivables is reduced through the use of an allowance account. When a receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the Statement of Earnings and Comprehensive Income. Changes in the carrying amount of the allowance account are recognized in the Statement of Earnings and Comprehensive Income.

Financial liabilities

Financial liabilities are classified as either financial liabilities at fair value through profit or loss or other financial liabilities. The Company determines the classification of its financial liabilities at initial recognition. All financial liabilities are recognized initially at fair value, net of transaction costs except for those carried at fair value through profit or loss which are measured initially at fair value.

The financial liabilities include accounts payables and accrued liabilities.

Subsequent measurement of financial liabilities depends on their classification as follows:

i.	Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss includes financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.

Financial liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. This category includes derivative instruments that are not designated as hedging instruments in hedge relationships. Changes in fair value on liabilities classified as FVTPL are recognized in the Statement of Earnings and Comprehensive Income.

The Company has not designated any financial liabilities upon initial recognition as at fair value through profit or loss.

ii.	Other financial liabilities

After initial recognition at fair value less transaction costs, other financial liabilities are subsequently measured at amortized costs using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expenses over the corresponding period. The effective interest rate is the rate that discounts estimated future cash payments over the expected life of the financial liability.

Gains and losses are recognized in the Statement of Earnings and Comprehensive Income.

The Company has classified accounts payables and accrued liabilities as other financial liabilities.

iii.	Derecognition

A financial liability is derecognized when the obligation under the liability is discharged, cancelled, or expired.

3.13	Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation. The expense relating to any provision is presented in the Statement of Earnings and Comprehensive Income, net of any reimbursement.

13

3.14	Revenue Recognition

Revenue is measured at the fair value of consideration received or receivable from customers for goods and services provided by the Company, net of discounts and sales taxes. Service revenue consists primarily of fees for implementation or customization services, for license of the division’s software as well as support, maintenance and professional services. The division’s fee model is described for each of the Canadian and US locations below.

Typically, the division’s Canadian software license agreements are multiple-element arrangements that also include the provision of maintenance, hosted services, professional services and, in certain cases, hardware. These multiple-element arrangements are assessed to determine if the elements can be treated as separately identifiable components for the purposes of revenue recognition. Consideration from the arrangement is allocated to each of the separately identified components on a selling price basis. Revenue is recognized for each component according to the stated revenue recognition policy.

Revenue from the provision of services is recognized when the Company has provided the services to the customer, the collection of the related receivable is deemed probable and the amount of revenue and costs incurred or to be incurred can be measured reliably.

Deferred revenue results from the Canadian operation, advance payments of support and maintenance and payments made in advance of the delivery of implementation or customization services where the Company has not met the criteria for revenue recognition as described above.

In the United States, the Company derives revenue from fees collected for processing medical billing claims, determining eligibility, setting up records, and producing patient statements. These revenues are recognized as the services are provided.

3.15	Research and Development Costs

The Company incurs costs to research and develop its proprietary software products to be sold, licensed or otherwise marketed. Research costs are expensed as incurred. Development costs are expensed as incurred unless a project meets certain criteria for capitalization and amortization. In this case the development costs are capitalized and amortized over the estimated useful life of the software product developed. Amortization of capitalized development costs commences when development of the software is complete and the product is available for sale to customers.

3.16	Income Taxes

Income tax expense consists of current and deferred tax expense. Income tax expense is recognized in the Statement of Earnings and Comprehensive Income.

Current tax expense is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous periods.

Deferred taxes are recorded using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability is settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that substantive enactment occurs.

14

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities, when they relate to income taxes levied by the same taxation authority, and when the Company intends to settle its current tax assets and liabilities on a net basis.

The Company accounts for income tax credits in accordance with IAS 12, Income Taxes where credits are recorded as a credit to income tax expense on the statement of loss and comprehensive loss.

3.17	Foreign Currency Translation

Functional and presentation currency

These financial statements are presented in Canadian dollars. The functional currency of Softcare Solutions Inc. is in US dollars and the divisional financial balances of the legacy Softcare EC Solutions Inc. is in Canadian dollars.

Foreign currency transactions and balances

Foreign currency transactions are translated into the functional currency of the respective currency of the entity, using the exchange rates prevailing at the dates of the transactions (spot exchange rate). Foreign exchange gains and losses resulting from the settlement of such transactions and from the re-measurement of monetary items denominated in foreign currency at period-end exchange rates are recognized in the Statements of Loss and Comprehensive Loss.

Non-monetary items that are not re-translated at period end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates as at the date when fair value was determined.

Foreign operations

In the division’s financial statements, all assets, liabilities and transactions of the division’s foreign operations with a functional currency other than Canadian dollars are translated into Canadian dollars upon reporting.

Each foreign operation of the Company determines its own functional currency and items included in the financial statements of each foreign operation are measured using that functional currency and presented in Canadian dollars.

The functional currency of the division’s foreign operations of US dollars has remained unchanged during the reporting period.

For foreign operations with non-Canadian dollar functional currency, the Company translates assets and liabilities into Canadian dollars using the period-end exchange rates. Goodwill and intangible assets arising from acquisition of a foreign operation have been treated as assets and liabilities of the foreign operation and translated into Canadian dollars at the period-end exchange rates. Income and expenses have been translated into Canadian dollars at the average rate over the reporting period. Exchange differences are charged/credited to other comprehensive income and recognized in the currency translation reserve in equity. On disposal of a foreign operation, the related cumulative translation differences recognized in equity are reclassified to profit or loss and are recognized as part of the gain or loss on disposal.

3.18	Comprehensive Loss

Comprehensive loss is comprised of net losses for the period and other comprehensive income. Included in accumulated other comprehensive income are unrealized foreign exchange amounts on the translation of certain subsidiaries’ and divisions’ functional currency to United States dollars.

15

3.19	Changes in Accounting Policies and Future Accounting Pronouncements

In 2014, the Company has adopted the following accounting policies:

IFRIC 21 Levies clarifies that the obligating event that gives rise to the liability is the activity that triggers the payment of the levy, as identified by the government’s legislation. If this activity arises on a specific date within an accounting period then the entire obligation is recognized on that date. The same recognition principles apply in the annual and interim financial statements. IFRIC 21 has no material effect on the division’s financial statements as the Company has no significant levies that needs to be paid. IFRIC 21 has been applied retrospectively in accordance with its transitional provisions and had no material effect on the division’s financial statements for any period presented.

Amendments to IAS 32 - Offsetting Financial Assets and Financial Liabilities (“IAS 32”) clarify the application of certain offsetting criteria in IAS 32, including the meaning of ‘currently has a legally enforceable right of set-off’ and some gross settlement mechanisms may be considered equivalent to net settlement. The amendments have been applied retrospectively in accordance with their transitional provisions. As the Company does not currently present any of its financial assets and financial liabilities on a net basis using the provisions of IAS 32, these amendments had no material effect on the division’s financial statements for any period presented.

Amendments to IAS 36 - Recoverable Amount Disclosures for Non-Financial Assets (“IAS 36”) clarify that an entity is required to disclose the recoverable amount of an asset or cash generating unit whenever an impairment loss has been recognized or reversed in the period. In addition, they introduce several new disclosures required to be made when the recoverable amount of impaired assets is based on fair value less costs of disposal, including additional information about fair value measurement including the applicable level of the fair value hierarchy, a description of any valuation techniques used and key assumptions made and the discount rates used if fair value less costs of disposal is measured using a present value technique. The amendments have been applied retrospectively in accordance with their transitional provisions.

The following new accounting pronouncements have been issued but are not effective and may have an impact on the Company:

IFRS 15 - Revenue from Contracts with Customers (“IFRS 15”), which will replace IAS 18 - Revenue, IAS 11 - Construction Contracts and some revenue related interpretations. IFRS 15 establishes a new control-based revenue recognition model, changes the basis for deciding whether revenue is to be recognized over time or at a point in time, and improves disclosures about revenue. IFRS 15 provides more detailed guidance on contracts involving the delivery of two or more goods and services as to when to account separately for the individual performance obligations in a multiple element arrangement, how to allocate the transaction price and when to combine contracts. IFRS 15 also provides guidance on how to treat arrangements with variable pricing, such as performance based pricing and how revenue can be constraint. In addition, IFRS 15 provides guidance on time value of money as to when to adjust a contract price for a financing component. The ISAB has an effective date to annual period beginning on or after January 1, 2018. The Company has not early adopted this standard and is currently assessing the impact that this standard will have on the Division’s financial statements.

IFRS 9 - Financial Instruments (“IFRS 9”) will replace IAS 39 - Financial Instruments: Recognition and Measurement, and is currently being developed in stages by the IASB. It addresses the classification, measurement and derecognition of financial assets and financial liabilities. The new standard replaces the current multiple classification and measurement models for financial assets and liabilities with a single model that has only two classification categories: amortized cost and fair value. In November 2013, the IASB issued an amendment to IFRS 9 which includes a new hedge model that aligns accounting more closely with risk management as well as enhancements to the disclosures about hedge accounting and risk management.

16

IFRS 9 has also been amended not to require the restatement of comparative period financial statements for the initial application of the classification and measuring requirements of IFRS 9, but instead requires modified disclosures on transition to IFRS 9. The ISAB has now deferred the effective date to annual period beginning on or after January 1, 2018. Early adoption of the standard is permitted. The Company has not early adopted this standard and is currently assessing the impact that this standard will have on the division’s financial statements.

3.20	Segmented Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The chief operating decision maker is responsible for allocation of resources and assessing performance of the operating segments and has been identified as the CEO and CFO of the Company.

4.	Financial Instruments and Risk Exposures

Fair Value Measurement

The division’s current financial assets include cash and trade and other receivables. The division’s financial liabilities include accounts payable and accrued liabilities.

The carrying value of the division’s financial assets and liabilities is considered to be a reasonable approximation of fair value due to their immediate or short term maturity, or their ability for liquidation at comparable amounts.

June 30, 2015	Carrying amount	Fair Market Value
Loans and receivables	$539,604	$539,604
Other financial liabilities	393,850	393,850

December 31, 2014	Carrying amount	Fair Market Value
Loans and receivables	$743,027	$743,027
Other financial liabilities	462,510	462,510

December 31, 2013	Carrying amount	Fair Market Value
Loans and receivables	$599,026	$599,026
Other financial liabilities	279,722	279,722

Credit Risk

Credit risk is the risk of a financial loss if a customer or counterparty to a financial instrument fails to meet its obligations under a contract. This risk primarily arises from the division’s receivables from customers.

The division’s exposure to credit risk is dependent upon the characteristics of each customer. Each customer is assessed for credit worthiness through direct monitoring of their financial well-being on a continual basis. In some cases, where customers fail to meet the division’s credit worthiness benchmark, the Company may choose to transact with the customer on a prepayment basis.

The Company does not have credit insurance or other financial instruments to mitigate its credit risk as management has determined that the exposure is minimal due to the composition of its customer base.

17

The Company regularly reviews the collectability of its accounts receivable and establishes an allowance for doubtful accounts based on its best estimate of any potentially uncollectable accounts. Pursuant to their respective terms, net accounts receivable was aged as follows as at June 30, 2015, December 31, 2014 and December 31, 2013:

Trade receivables	June 30, 2015	December 31, 2014	December 31, 2013
Current	$480,245	$337,317	$409,293
31-60 days	9,267	100,453	20,313
61-90 days	97,840	78,731	4,321
Greater than 90 days	327,772	260,307	76,620
Allowance for doubtful accounts	(445,415)	(160,845)	(8,770)
Total	$469,709	$615,963	$501,777

Allowance for doubtful accounts	June 30, 2015	December 31, 2014	December 31, 2013
Opening	$(160,845)	$(8,770)	$(24,872)
Allowance	(309,570)	(152,075)	-
Recovery	25,000	-	16,101
Total	$(445,415)	$(160,845)	$(8,770)

The Company may also have credit risk relating to cash, which it manages by dealing with large chartered banks in Canada and the United States. The division’s cash carrying value as at June 30, 2015 totaled $69,895 (December 31, 2014 - $127,064, December 31, 2013 - $97,249) and trade accounts and other receivables $469,709 (December 31, 2014 - $615,963, December 31, 2013 - $501,777), representing the maximum exposure to credit risk of these financial assets.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has in place a planning and budgeting process which helps determine the funds required to ensure the Company has the appropriate liquidity to meet its operating and growth objectives.

As at June 30, 2015, the Company had cash of $69,895, trade accounts and other receivables of $469,709 for a total of $539,604. The Company had short-term financial obligations from accounts payable and accrued liabilities of $393,850. The liquidity and maturity timing of these assets are adequate for the settlement of the division’s short-term (less than one year) financial obligations.

	2015	2014	2013
Accounts payable and accrued liabilities	$393,850	$462,510	$279,722

Foreign currency risk

Foreign currency risk is the risk that the future cash flows or fair value of the division’s financial instruments will fluctuate due to changes in foreign exchange rates. As at June 30, 2015, approximately 94% (June 30, 2014 – 96%, December 31, 2014 – 96%, December 31, 2013 – 95%) of revenue is transacted in US dollars and the Company is exposed to foreign exchange risk thereon.

The Company manages currency risk by holding cash in foreign currencies to support forecasted foreign currency denominated liabilities and does not use derivative instruments to reduce its exposure to foreign currency risk. A 1% appreciation (depreciation) in the United States dollar price of Canadian dollars would result in a gain (loss) of approximately $14,467 (December 31, 2014 - $28,179, December 31, 2013 - $24,615).

18

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The division’s policy is to minimize interest rate cash flow risk exposures on long-term financing. The Company is exposed to changes in market interest rates through bank borrowings at variable interest rates.

The Company is currently not exposed to any significant interest rate risk.

5.	Property and Equipment, net

Cost	Furniture and Fixtures	Office Equipment	Computer Hardware	Total
December 31, 2012	$3,484	$8,056	$41,551	$53,091
Additions	26,648	-	3,328	29,976
Foreign exchange translation	81	449	2,133	2,663
December 31, 2013	30,213	8,505	47,012	85,730
Additions	1,502	3,205	40,767	45,474
Foreign exchange translation	2,662	630	4,962	8,254
December 31, 2014	34,377	12,340	92,741	139,458
Additions	-	-	2,747	2,747
Dispositions	(36,834)	(12,921)	(86,949)	(136,704)
Foreign exchange translation	2,457	581	6,153	9,191
June 30, 2015	$-	$-	$14,692	$14,692

Accumulated Amortization
December 31, 2012	$86	$299	$1,805	$2,190
Amortization for the period	2,204	1,699	14,484	18,387
Foreign exchange translation	3	17	524	544
December 31, 2013	2,293	2,015	16,813	21,121
Amortization for the period	3,244	2,033	21,521	26,798
Foreign exchange translation	309	210	1,998	2,517
December 31, 2014	5,846	4,258	40,332	50,436
Amortization for the period	1,164	550	9,748	11,462
Dispositions	(7,407)	(5,055)	(45,605)	(58,067)
Foreign exchange translation	397	247	2,585	3,229
	$-	$-	$7,060	$7,060

Net book value
December 31, 2013	$27,920	$6,490	$30,200	$64,609
December 31, 2014	$28,531	$8,082	$52,409	$89,022
June 30, 2015	$-	$-	$7,632	$7,632

19

6.	Goodwill

Goodwill is primarily related to growth expectations, expected future profitability, the substantial skill and expertise of an acquired division’s workforce and expected cost synergies. Goodwill arising on acquisitions is not deductible for tax purposes.

Goodwill	Amount
December 31, 2012	$1,658,813
Write down of assets	(421,601)
Foreign exchange translation	65,189
December 31, 2013	1,302,401
Foreign exchange translation	72,360
December 31, 2014	1,374,761
Write down of assets	(1,455,895)
Foreign exchange translation	81,134
June 30, 2015	$-

The recoverable amount of goodwill was determined based on fair value less costs of disposal and its value in use. Fair value is determined to be the amount for which the asset could be sold for in an arm’s length transaction. Value in use is determined by estimating the present value of the future net cash flows to be derived from the continued use of the asset. The cash flow projection is based on the most recent forecasts approved by the Board of Directors. The present value of the expected cash flows is determined by applying a suitable discount rate.

The growth rates of revenue reflect the long-term average growth rates for the product lines and industry of the CGU’s. The discount rate reflects appropriate adjustments relating to market risk and specific risk factors of each of the CGU’s.

Management’s key assumptions to cash flow forecasting include moderately (>10%) increasing net profit margins, based on past experience and current trends in the market that the segment operates. The Company believes that this is the best available input for forecasting cash flows.

During the six months ended June 30, 2015, the Company committed to a plan for the sale of its Billing Services, Clearinghouse, Tradelink EDI and related product lines (“RCM assets”). The Company determined that the carrying value of the RCM assets would have a minimal value through an expected sale transaction in the open market or through continued use. As a result, the Company recognized an impairment loss of $2,612,698 for the period ended June 30, 2015. The impairment test performed resulted in no impairment of Goodwill as at December 31, 2014 (2013 - $421,601).

20

7.	Intangible Assets

Cost	Customer relationships & acquired technology	Software	Total
December 31, 2012	$2,686,754	$18,576	$2,705,330
Additions	-	2,000	2,000
Write-down of assets	(954,700)	-	(954,700)
Foreign exchange translation	51,355	1,410	52,765
December 31, 2013	1,783,409	21,986	1,805,395
Additions	-	10,373	10,373
Foreign exchange translation	72,137	2,250	74,387
December 31, 2014	1,855,546	34,609	1,890,155
Additions	-	1,563	1,563
Write-down of assets	(1,890,157)	(37,394)	(1,927,551)
Foreign exchange translation	34,611	1,222	35,833
June 30, 2015	$-	$-	$-

Accumulated Amortization
December 31, 2012	$70,707	$218	$70,925
Amortization for the period	399,293	2,826	402,119
Write down of assets	(160,468)	-	(160,468)
Foreign exchange translation	5,463	127	5,590
December 31, 2013	314,995	3,171	318,166
Amortization for the period	294,938	9,661	304,599
Foreign exchange translation	20,296	662	20,958
December 31, 2014	630,229	13,494	643,723
Amortization for the period	50,442	3,931	54,373
Write down of assets	(691,737)	(17,779)	(709,516)
Foreign exchange translation	11,066	354	11,420
June 30, 2015	$-	$-	$-

Net book value
December 31, 2013	$1,468,414	$18,815	$1,487,229
December 31, 2014	$1,225,317	$21,115	$1,246,432
June 30, 2015	$-	$-	$-

The division’s acquired technology consists of identifiable intangible assets acquired in a business combination. Identifiable intangible assets acquired in a business combination are recognized separately from goodwill if they meet the definition of intangible asset and if their fair value can be measured reliably. The cost of these intangible assets equals their acquisition date fair value. After initial recognition, identifiable intangible assets acquired in a business combination are recognized at cost less accumulated amortization if they are amortizable, and less accumulated impairment losses.

The recoverable amount of intangibles was determined based on fair value less costs of disposal and its value in use. Fair value is determined to be the amount for which the asset could be sold for in an arm’s length transaction. Value in use is determined by estimating the present value of the future net cash flows to be derived from the continued use of the asset. The cash flow projection is based on the most recent forecasts approved by the Board of Directors. The present value of the expected cash flows is determined by applying a suitable discount rate.

The Company determined that the carrying value of its intangible assets would have a minimal value through an expected sale transaction in the open market or through continued use and therefore wrote down its value to managements expected fair value.

8.	Issued Capital

a)	Authorized

100,000 common shares without par value

21

b)	Issued

Shares issued and outstanding	Number of shares	Amount
December 31, 2013	100	$1,355,501
December 31, 2014	100	$1,355,501
June 30, 2015	100	$1,355,501

9.	Income Taxes

a)	Income Tax Expense

The income tax expense differs from the expected expense if the Canadian federal and provincial statutory income tax rates were applied to earnings from operations before income taxes. The principal factors causing these differences are shown below:

Period ended	June 30, 2015	June 30, 2014	December 31, 2014	December 31, 2013
Loss from operations before income taxes	$(3,825,838)	$(1,302,414)	$(2,953,896)	$(3,303,462)
Statutory tax rate	26.00%	26.00%	26.00%	25.75%
Income tax provision using tax rates	(994,718)	(338,628)	(768,014)	(850,641)
Effect of statutory rate change	-	-	-	(36,501)
Permanent differences	1,184	3,337	13,415	12,836
Reversal of previously recognized deferred tax asset	1,785,329	-	-	-
Benefit from previously unrecognized tax losses	-	121	28,366	-
Other	402,297	(39,542)	131,553	443,299
Income tax	$1,194,092	$(374,712)	$(594,680)	$(441,007)

Current income tax	$-	$-	$-	$(2,961)
Deferred tax (recovery)	1,194,092	(374,712)	(594,680)	(438,046)
	$1,194,092	$(374,712)	$(594,680)	$(441,007)

b)	Deferred Tax Assets & Liabilities

The tax effect of the temporary differences that give rise to deferred tax assets and liabilities are presented below:

	June 30, 2015	June 30, 2014	December 31, 2014	December 31, 2013

Non-capital loss carry forwards	$1,735,434	$695,673	$1,046,788	$349,726
Tangible assets	1,412	(7,939)	(2,432)	(7,437)
Intangible assets	48,484	(102,966)	(181,177)	(122,407)
Unrecognized deferred tax asset	(1,785,330)	-	-	-
Total recognized net deferred tax asset	$-	$584,768	$863,179	$219,882

In assessing the recognition of the deferred tax assets, management considers whether it is probable that some portion or all of the deferred tax assets will be realized.

22

c)	Loss Carry-Forwards

At June 30, 2015, Softcare Solutions Inc. has approximately $4,339,000 of non-capital loss carry forwards available until 2035 (December 31, 2014 – approximately $2,617,000: December 31, 2013 – approximately $875,000) to reduce future years' taxable income. The Company employs strategies within the corporate group to effectively utilize the benefits of these tax loss carry-forwards and to minimize income tax payable.

10.	Capital Disclosures

The division’s objectives and policies for managing capital are to maintain a strong capital base so as to maintain investor, creditor and market confidence, sustain future development of the business and to safeguard the division’s ability to support the division’s normal operating requirements on an ongoing basis.

The capital of the Company consists of the items included in the Statements of Financial Position in the equity section. The Company manages its capital structure and makes changes based on economic conditions and the risk characteristics of the division’s assets.

To manage the division’s capital requirements, the Company has in place a planning and budgeting process which helps determine the funds required to ensure the Company has the appropriate liquidity to meet its operating and growth objectives. The Company plans to continue to fund its short-term cash requirements through operations.

11.	Segmented Information

The Company operates as one reportable segment. Segmentation is based on the internal reporting and organizational structure, taking into account the different risk and income structures of the key products of the Company.

a)	Revenues from external customers by geographic segment is as follows:

	June 30, 2015	June 30, 2014	December 31, 2014	December 31, 2013
Canada	$93,639	$54,577	$120,344	$141,841
United States	1,446,708	1,409,335	2,817,950	2,461,550
	$1,540,347	$1,463,912	$2,938,294	$2,603,391

12.	Supplemental Cash Flow and other Disclosures

Supplementary information:	June 30, 2015	June 30, 2014	December 31, 2014	December 31, 2013

Interest paid	$5,018	$26,902	$52,721	$57,087

13.	Related Party Transactions

Intercompany transactions refer to the services directly related to the division’s operating activities and are conducted in conditions similar to those stipulated in the market and take place with the Parent Company, QHR Technologies Inc. The amounts are unsecured, non-interest bearing and have no fixed terms of repayment. Executive compensation has been paid out of the parent company QHR Technologies Inc. for all periods.

23

14.	Subsequent Event

The Company has entered into an agreement dated July 10, 2015 to sell its RCM assets to Medical Transcription Billing, Corp. (“MTBC”), a U.S. publicly traded company.

Under the agreement, MTBC will acquire substantially all of the RCM assets, including customer relationships, products, related intellectual property, and will employ some of its employees in exchange for a cash purchase price in an amount to be determined and paid over an earn out period of 36 months from closing. The Company does not anticipate that proceeds from this transaction will be material.

24